Exhibit 2.1

Hamilton national income trust, inc.

Second ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Hamilton National Income Trust, Inc., a Maryland corporation (the “Company”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I.
NAME

The name of the corporation is Hamilton National Income Trust, Inc.

ARTICLE II.
PURPOSE AND POWERS

The purposes for which the Company is formed is to engage in any lawful act or activity (including, without limitation or obligation, qualifying and engaging in business as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)), for which corporations may be organized under the Maryland General Corporation Law, as in effect from time to time (the “MGCL”) and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III.
RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 351 Camden Street, Baltimore, Maryland 21201. The address of the Company’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 351 Camden Street, Baltimore, Maryland 21201. The Company may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

ARTICLE IV.
DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

“2%/25% GUIDELINES” has the meaning provided in Section 8.9.

“ACQUISITION EXPENSES” means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, origination or acquisition of any Investment, whether or not originated or acquired, including, without limitation, legal fees and expenses, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses.

“ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, origination, development or construction of an Investment. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be development fees and construction fees paid to Persons not Affiliated with the Sponsor in connection with the actual development and construction of a project.

“ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 8.1 and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all such functions.

“ADVISORY AGREEMENT” means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

“AFFILIATE” or “AFFILIATED” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets invested, directly or indirectly, in equity interests in and loans secured by Real Estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“BOARD” means the Board of Directors of the Company.

“BYLAWS” means the Bylaws of the Company, as amended from time to time.

“CHARTER” means the charter of the Company.

“CODE” shall have the meaning as provided in Article II.

“COMMON SHARES” shall have the meaning as provided in Section 5.1.

“COMPANY” shall have the meaning as provided in Article First.

“COMPETITIVE REAL ESTATE COMMISSION” means a commission paid for the purchase or Sale of an Investment that is reasonable, customary and competitive in light of the size and type of the Property.

“DIRECTOR” means a director of the Company.

“DEALER MANAGER” means such Person selected by the Board to act as the dealer manager for an Offering.

“DISTRIBUTIONS” means any distributions, as such term is defined in Section 2-301 of the MGCL.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“FUNDING AMOUNT” means the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase or origination of other Investments, in each case exclusive of Acquisition Fees and Acquisition Expenses, but in each case including any indebtedness assumed or incurred in respect of such Investment.

“GROSS PROCEEDS” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Offering Circular for such Offering without reduction.

“INDEPENDENT VALUER” means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Investments of the type held by the Company.

“INITIAL ADVISOR INVESTMENT” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates.

“INVESTMENT” means any Mortgage or other investment owned by the Company, directly or indirectly through one (1) or more of its Affiliates, and any other investment made by the Company, directly or indirectly through one (1) or more of its Affiliates.

“INITIAL OFFERING” means the first Offering.

“JOINT VENTURES” means those joint venture or partnership arrangements in which the Company is a co-venturer, limited liability company member, limited partner or general partner established to originate, acquire or hold Investments.

“MGCL” shall have the meaning as provided in Article II.

“MORTGAGES” means, in connection with mortgage financing provided by the Company, all the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NET ASSETS” means the total Investments (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by the Company on a basis consistently applied.

“NET INCOME” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the Sale of the Investments.

“NON-COMPLIANT TENDER OFFER” has the meaning provided in Article XI.

“OFFERING” means any public offering or private placement of the Shares.

“OFFERING CIRCULAR” means an offering circular included in the offering statement pursuant to Regulation A promulgated under the Securities Act relating to an Offering.

“ORGANIZATION AND OFFERING EXPENSES” means any and all costs and expenses incurred by the Company and to be paid from the assets of the Company in connection with the formation of the Company and the qualification and registration, if applicable, of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving and amending offering circulars, registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit (as defined in Section 5.7(i)) applies.

“PREFERRED SHARES” shall have the meaning as provided in Section 5.1.

“REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in Real Estate (including fee ownership and leasehold interests) or in loans secured by Real Estate or both, as defined pursuant to the REIT Provisions of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“SECURITIES” means any of the following issued by the Company, as the context requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“SECURITIES ACT” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“SELLING COMMISSIONS” means any and all commissions and other fees payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions and fees payable to the Dealer Manager.

“SHARE REPURCHASE PROGRAM” shall have the meaning as provided in Section 5.12.

“SHARES” means shares of stock of the Company of any class or series, including Common Shares and Preferred Shares.

“SOLICITING DEALERS” means those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

“SPONSOR” means any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will control, manage or participate in the management of the Company, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one (1) or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Investments, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company. The term “Sponsor” shall not include any Person whose only relationship with the Company is as that of an independent property manager of the Company’s assets, and whose only compensation is as such, nor wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

“STOCKHOLDERS” means the holders of record of the Shares as maintained on the books and records of the Company or its transfer agent.

“TOTAL OPERATING EXPENSES” means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and listing of the Shares on a national securities exchange, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, (vi) commissions on the resale of Investments, and (vii) other fees and expenses connected with the origination, acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

ARTICLE V.
STOCK

SECTION 5.1    AUTHORIZED SHARES. The total number of Shares that the Company shall have authority to issue is 250,000,000 Shares, of which (i) 200,000,000 shall be designated as common stock, $0.01 par value per Share (the “Common Shares”); and (ii) 50,000,000 shall be designated as preferred stock, $0.01 par value per Share (the “Preferred Shares”). The aggregate par value of all authorized Shares having par value is $2,500,000. If Shares of one class of stock are classified or reclassified into Shares of another class of stock pursuant to Section 5.2(ii) or Section 5.3 of this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Section 5.1. The Board, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue.

SECTION 5.2      COMMON SHARES.

(i)          COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(ii)         DESCRIPTION. Subject to Section 5.7 hereof and except as may otherwise be specified in the Charter, each Common Share shall entitle the holder thereof to one vote. The Board may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of stock.

(iii)        DISTRIBUTION RIGHTS. The Board from time to time may authorize the Company to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Company, or in securities of the Company, including Shares of stock of one class payable to holders of shares of stock of another class, or from any other source as the Board in its discretion shall determine. The Board shall endeavor to authorize the Company to declare and pay such dividends and other Distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company; provided, however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Company. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of stock at the time outstanding. The receipt by any Person in whose name any shares of stock are registered on the records of the Company or by his, her or its duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such shares and from all liability to see to the application thereof.

(iv)        RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

(v)         VOTING RIGHTS. Except as may be provided otherwise in the Charter, and subject to the express terms of any class or series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

SECTION 5.3      PREFERRED SHARES. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or series of Shares.

SECTION 5.4      CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified Shares of stock of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Section 5.7 and subject to the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series of Shares; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other Charter document.

SECTION 5.5      STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

SECTION 5.6      CHARTER AND BYLAWS. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

SECTION 5.7      RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i)          DEFINITIONS. For purposes of this Section 5.7, the following terms shall have the following meanings:

“AGGREGATE SHARE OWNERSHIP LIMIT” means 5.0% in value of the aggregate of the outstanding Shares and 5.0% (in value or in number of Shares, whichever is more restrictive) of any class or series of Shares, or such other percentage determined by the Board in accordance with Section 5.7(ii)(h).

“BENEFICIAL OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“BUSINESS DAY” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“CHARITABLE BENEFICIARY” means one (1) or more beneficiaries of the Trust as determined pursuant to Section 5.7(iii)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“CONSTRUCTIVE OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

“EXCEPTED HOLDER” means (x) a Person for whom an Excepted Holder Limit is created by the Board pursuant to Section 5.7(ii)(g) and (y) SAYT Master Holdco, LLC, a Delaware limited liability company (“SAYT”).

“EXCEPTED HOLDER LIMIT” means, (x) in the case of a Person for whom an Excepted Holder Limit is created by the Board pursuant to Section 5.7(ii)(g), provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5.7(ii)(g), and subject to adjustment pursuant to Section 5.7(ii)(h), the percentage limit established by the Board pursuant to Section 5.7(ii)(g) and (y) in the case of SAYT, means 29.9% in value of the aggregate of the outstanding Shares and 29.9% (in value or in number of Shares, whichever is more restrictive) of any class or series of Shares, or such other percentage as determined in accordance with Section 5.7(ii)(g); provided, however, that the Excepted Holder Limit for SAYT shall be 9.9% in value of the aggregate of the outstanding Shares and 9.9% (in value or in number of Shares, whichever is more restrictive) of any class or series of Shares if necessary to prevent actual or Constructive Ownership by SAYT of interests in Persons from whom the Company directly or indirectly derives income described in Section 856(d)(1) of the Code (as determined without regard to Section 856(d)(2) of the Code) from causing an amount of such income to be described in Section 856(d)(2)(B) of the Code such that the Company would be prevented from qualifying as a REIT described in Section 856 of the Code for any period for which the Board intends that the Company should be so qualified as a REIT.

“MARKET PRICE” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal national securities exchange on which such Shares are listed or admitted to trading or, if no trading price is available for such Shares, the fair market value of the Shares, as determined by the Board.

“PROHIBITED OWNER” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.7(ii)(a), would Beneficially Own or Constructively Own Shares in violation of Section 5.7(ii)(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“RESTRICTION TERMINATION DATE” means the first day on which the Board determines pursuant to Section 7.4 hereof that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

“TRANSFER” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“TRUST” means any trust provided for in Section 5.7(iii)(a).

“TRUSTEE” means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

(ii)          SHARES.

(a)          OWNERSHIP LIMITATIONS. During the period commencing on the earlier of (x) the date that the Company elects to qualify for federal income tax treatment as a REIT and (y) the date specified by the Board as the date on which the provisions of this Section 5.7 shall become effective and prior to the Restriction Termination Date, but subject to Section 5.8:

(I)           BASIC RESTRICTIONS.

(A)         (1) Except as set forth in any articles supplementary creating any class or series of Shares, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder. No Person Constructively or Beneficially Owning Shares in excess of the Aggregate Share Ownership Limit as a result of SAYT’s direct ownership of Shares shall be treated as Beneficially or Constructively Owning Shares in excess of the Aggregate Share Ownership Limit if such Person only Constructively or Beneficially Owns Shares held directly by SAYT. No Person Constructively or Beneficially Owning Shares in excess of the Aggregate Share Ownership Limit as a result of SAYT’s direct ownership of Shares shall be treated as Beneficially or Constructively Owning Shares in excess of the Aggregate Share Ownership Limit if (x) such Person does not Constructively or Beneficially Own Shares, other than Shares held directly by SAYT, in excess of the Aggregate Share Ownership Limit and (y) all Persons Beneficially or Constructively Owning Shares held directly by SAYT do not, in the aggregate Beneficially or Constructively Own Shares in excess of the Excepted Holder Limit for SAYT. Subject to the preceding sentence, where a Person Constructively or Beneficially Owns Shares in excess of the Aggregate Share Ownership Limit and such Person’s Beneficial or Constructive Ownership of Shares results in part from Shares held directly by SAYT and in part from Beneficial or Constructive Ownership of other Shares, the remedies of this Section 5.7, including the transfer of Shares in trust provided for in Section 5.7(ii)(a)(II) or Section 5.7(iii), shall be applied first to the Shares not held directly by SAYT.

(B)         No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C)         Any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(II)         TRANSFER IN TRUST. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 5.7(ii)(a)(I)(A) or (B),

(A)         then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 5.7(ii)(a)(I)(A) or (B) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.7(iii), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(B)         if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 5.7(ii)(a)(I)(A) or (B) then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5.7(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(III) To the extent that, upon a transfer of Shares pursuant to this Section 5.7(ii)(a)(II), a violation of any provision of this Section 5.7 would nonetheless be continuing (for example where the ownership of shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be Transferred to the number of Trusts, each having a distinct Trustee and one or more Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Section 5.7.

(b)          REMEDIES FOR BREACH. If the Board shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 5.7(ii)(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 5.7(ii)(a) (whether or not such violation is intended), the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 5.7(ii)(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board thereof.

(c)          NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 5.7(ii)(a)(I)(A) or (B) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 5.7(ii)(a)(II) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice to the Company, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

(d)          OWNERS REQUIRED TO PROVIDE INFORMATION. From the Commencement of the Initial Offering and prior to the Restriction Termination Date:

(I)         every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit; and

(II)        each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner or a Constructive Owner shall provide to the Company such information as the Company may request in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e)          REMEDIES NOT LIMITED. Subject to Section 7.4 hereof, nothing contained in this Section 5.7(ii)(e) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of the Stockholders in preserving the Company’s status as a REIT.

(f)          AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 5.7(ii), Section 5.7(iii), or any definition contained in Section 5.7(i), the Board may determine the application of the provisions of this Section 5.7(ii) or Section 5.7(iii) or any such definition with respect to any situation based on the facts known to it. If Section 5.7(ii) or (iii) requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board may determine the action to be taken so long as such action is not contrary to the provisions of Section 5.7. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 5.7(ii)(b)) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 5.7(ii)(a), such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

(g)           EXCEPTIONS.

(I)         Subject to Section 5.7(ii)(a)(I)(B), the Board may (prospectively or retroactively) exempt a Person from the Aggregate Share Ownership Limit and may establish or increase an Excepted Holder Limit for such Person if:

(A)         the Board obtains such representations and undertakings from such Person as are reasonably necessary for the Board to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 5.7(ii)(a)(I)(B);

(B)         such Person does not, and undertakes that it will not, actually own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own or Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

(C)         such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 5.7(ii)(a) through Section 5.7(ii)(f)) will result in such Shares being automatically transferred to a Trust in accordance with Section 5.7(ii)(a)(II) and Section 5.7(iii).

(II)        Prior to granting any exception pursuant to Section 5.7(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(III)       Subject to Section 5.7(ii)(a)(I)(B), an underwriter which participates in an Offering of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or Securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit but only to the extent necessary to facilitate such Offering.

(IV)        The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Share Ownership Limit.

(h)          INCREASE OR DECREASE IN AGGREGATE SHARE OWNERSHIP LIMIT. Subject to Section 5.7(ii)(a)(I)(B), the Board may from time to time increase the Aggregate Share Ownership Limit for one (1) or more Persons and decrease the Aggregate Share Ownership Limit for all other Persons; provided, however, that the decreased Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership of Shares is in excess of such decreased Aggregate Share Ownership Limit until such time as such Person’s percentage of Shares equals or falls below the decreased Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Aggregate Share Ownership Limit; and provided, further, that the new Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own or Constructively Own more than 49.9% in value of the outstanding Shares.

(i)          NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or Transfer of Shares prior to the Restriction Termination Date, the Company shall provide the recipient with a notice containing information about the Shares purchased or otherwise Transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

The securities of Hamilton National Income Trust, Inc. (the “Company”) are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions and further restrictions and except as expressly provided in the Company’s charter, (i) no Person may Beneficially or Constructively Own Shares in excess of 5.0% in value of the aggregate of the outstanding Shares or 5.0% (in value or in number of Shares, whichever is more restrictive) of any class or series of Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iii) any Transfer of Shares that, if effective, would result in the Shares being Beneficially Owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio and the intended transferee shall acquire no rights in such shares. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice) to the Company. If any of the restrictions on Transfer or ownership as set forth in (i) and (ii) are violated, the Shares in excess or in violation of the above limitations will be automatically Transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this notice have the meanings defined in the Company’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the secretary of the Company at its principal office.

(j) NON-COMPLIANT TENDER OFFERS. No Stockholder may Transfer any shares of stock held by such Stockholder to a Person making a Non-Compliant Tender Offer unless such Stockholder shall have first offered such shares of stock to the Company, at a price equal to the lesser of: (i) the Non-Compliant Tender Offer price and (ii) the following price, as applicable: (A) if the Company has an effective Share Repurchase Program at the time of such Non-Compliant Tender Offer, the price at which such shares would be able to be repurchased pursuant to the Share Repurchase Program, (B) if the Company does not have an effective Share Repurchase Program at the time of such Non-Compliant Tender Offer and it has not yet determined a net asset value per share, the price at which such shares would have been able to be repurchased pursuant to the Share Repurchase Program immediately prior to the suspension or termination of the Share Repurchase Program, or (C) if the Company does not have an effective Share Repurchase Program at the time of such Non-Compliant Tender Offer and it has determined a net asset value per share, a price equal to net asset value per share at such time as determined by the Board.

(iii)         TRANSFER OF SHARES IN TRUST.

(a)          OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 5.7(ii)(a)(II) that would result in a transfer of Shares to a Trust, such Shares shall be transferred to the Trustee as trustee of a Trust for the exclusive benefit of one (1) or more Charitable Beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.7(ii)(a)(II). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 5.7(iii)(f).

(b)          STATUS OF SHARES HELD BY THE TRUSTEE. Shares held by the Trustee shall be issued and outstanding Shares. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)          DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or other Distribution to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other Distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 5.7, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Stockholders.

(d)          SALE OF SHARES BY TRUSTEE. Within twenty (20) days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee shall sell the Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 5.7(ii)(a)(I) or (II). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.7(iii)(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.7(iii)(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been Transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.7, such excess shall be paid to the Trustee upon demand.

(e)          PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 5.7(iii)(c). The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 5.7(iii)(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)          DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in Section 5.7(ii)(a)(I) or (II) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1) (A), 2055 and 2522 of the Code.

SECTION 5.8    SETTLEMENTS. Nothing in Section 5.7 shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Sections 5.7, and any transfer in such a transaction shall be subject to all the provisions and limitations set forth in Section 5.7.

SECTION 5.9    SEVERABILITY. If any provision of Section 5.9 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5.9 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 5.10     ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Section 5.7.

SECTION 5.11     NON-WAIVER. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

SECTION 5.12   REPURCHASE OF SHARES. The Board may establish, from time to time, a program or programs by which the Company voluntarily repurchases shares of Capital Stock from its Stockholders (a “Share Repurchase Program”); provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Advisor, the Directors or any Affiliates thereof may not receive any fees arising out of the repurchase of stock by the Company.

SECTION 5.13    PREEMPTIVE AND APPRAISAL RIGHTS. Except as may be provided by the Board in setting the terms of classified or reclassified Shares pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board, upon the affirmative vote of a majority of the Board, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

ARTICLE VI.
BOARD OF DIRECTORS

SECTION 6.1     NUMBER OF DIRECTORS. The business and affairs of the Company shall be managed under the direction of the Board of Directors. The number of Directors of the Company (the “Directors”) shall be one, which number may be increased or decreased from time to time only by the Board of Directors pursuant to the Bylaws; but shall never be less than the minimum required by the MGCL. The Company elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, except as may be provided by the Board in setting the terms of any class or series of Preferred Shares, that any and all vacancies on the Board, may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. For the purposes of voting for Directors, each Share may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. Cumulative voting for Directors is prohibited.

The names of the Directors who shall serve on the Board until the next annual meeting of the Stockholders and until their successors are duly elected and qualify, are:

David Lichtenstein

SECTION 6.2     RESIGNATION, REMOVAL OR DEATH. Any Director may resign by delivering his notice of resignation to the Board, the Chairman of the Board, the chief executive officer or the Secretary. Any notice of resignation shall take effect upon receipt by the Board, the Chairman of the Board, the chief executive officer or the Secretary of such notice or upon any future date specified in the notice. Any Director or the entire Board may be removed from office with or without cause, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of Directors, subject to the rights of any Preferred Shares to elect or remove such Directors.

ARTICLE VII.
POWERS OF THE BOARD OF DIRECTORS

SECTION 7.1     GENERAL. The business and affairs of the Company shall be managed under the direction of the Board. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

SECTION 7.2     AUTHORIZATION BY BOARD OF STOCK ISSUANCE. The Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

SECTION 7.3     FINANCINGS. The Board shall have the power and authority to cause the Company to borrow or, in any other manner, raise money for the purposes and on the terms it determines, which terms may (i) include evidencing the same by issuance of Securities and (ii) have such provisions as the Board may determine (a) to reacquire such Securities; (b) to enter into other contracts or obligations on behalf of the Company; (c) to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; and (d) to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company’s assets to secure any such Securities, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company.

SECTION 7.4     REIT QUALIFICATION. If the Company elects to qualify for federal income tax treatment as a REIT, the Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT; provided, however, if the Board determines that it is no longer in the best interests of the Company to attempt to, or continue to qualify as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Section 5.7 hereof is no longer required for REIT qualification.

SECTION 7.5     DETERMINATIONS BY BOARD. The determination as to any of the following matters, made by or pursuant to the direction of the Board, shall be final and conclusive and shall be binding upon the Company and every Stockholder: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, adjusted or modified funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any class or series of Shares) or the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any Shares; the number of Shares of any class or series of the Company; any matter relating to the origination, acquisition, holding and disposition of any assets by the Company; the application of any provision of the Charter or Bylaws in the case of any ambiguity, including, without limitation: (i) any provision of the definitions of Affiliate and Sponsor, (ii) which amounts paid to the Advisor or its Affiliates are asset-level expenses connected with the ownership of Real Estate-related assets, loans or other property, (iii) which expenses are excluded from the definition of Total Operating Expenses and (iv) whether expenses qualify as Organization and Offering Expenses; any interpretation of the terms and conditions of one or more of the agreements with any Person; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board; provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

ARTICLE VIII.
ADVISOR

SECTION 8.1     APPOINTMENT AND INITIAL ADVISOR INVESTMENT. The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Sponsor or its Affiliates have made an Initial Advisor Investment of $200,000 in the Company. The Sponsor or any such Affiliate may not sell the Initial Advisor Investment while the Sponsor of any of its Affiliates remains a Sponsor but may transfer the Initial Advisor Investment to other Affiliates of the Sponsor.

SECTION 8.2     SUPERVISION OF ADVISOR. The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Board shall review the total fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Board also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed. The Board shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Company in order to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Board will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Investments, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, and other fees, whether paid by the Company or by others with whom the Company does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Investments relative to the investments generated by the Advisor for its own account. The Board may also consider all other factors that they deem relevant, and the findings of the Board on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

SECTION 8.3      FIDUCIARY OBLIGATIONS. The Advisor shall have a fiduciary responsibility and duty to the Company and to the Stockholders.

SECTION 8.4     AFFILIATION AND FUNCTIONS. The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

SECTION 8.5     TERMINATION. Either a majority of the Directors or the Advisor may terminate the Advisory Agreement on sixty (60) days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Board in making an orderly transition of the advisory function.

SECTION 8.6     DISPOSITION FEE ON SALE OF INVESTMENTS. The Company may pay the Advisor or any of its Affiliates a disposition fee upon Sale of one (1) or more Investments, in an amount equal to up to one quarter of one percent (0.25%) of the sales price of such Investment or Investments. Payment of such fee may be made only if the Advisor or Affiliate provides a substantial amount of services in connection with the Sale of an Investment or Investments, as determined by a majority of the Directors. In addition, the amount paid when added to all other fees paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent (6%) of the sales price of such Investment or Investments.

SECTION 8.7     ORGANIZATION AND OFFERING EXPENSES LIMITATION. Unless other arrangements have been made with respect to the payment thereof, the Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed fifteen percent (15%) of the Gross Proceeds of each Offering.

SECTION 8.8     ACQUISITION FEES. The Company may pay the Advisor and its Affiliates fees for the review and evaluation of potential Investments; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to five percent (5%) of the Funding Amount; provided further, however, that a majority of the Directors may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

SECTION 8.9   REIMBURSEMENT FOR TOTAL OPERATING EXPENSES. The Company may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent (2%) of Average Invested Assets and twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such year.

SECTION 8.10   REIMBURSEMENT LIMITATION. The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE IX.
CONFLICTS OF INTEREST

SECTION 9.1   SALES TO THE COMPANY. The Company may purchase Investments from the Sponsor, the Advisor, a Director or any Affiliate thereof upon a finding by a majority of Directors (i) that such transaction is fair and reasonable to the Company and (ii) that such transaction is at a price to the Company no greater than the cost of the Investment to such Sponsor, Advisor, Director or Affiliate or, if the price to the Company is in excess of such cost, substantial justification exists for the excess and the excess is reasonable. In no event shall the purchase price paid by the Company for any such Investment exceed the Investment’s current value as determined by an Independent Valuer.

SECTION 9.2    SALES TO THE SPONSOR, ADVISOR, DIRECTORS OR AFFILIATES. An Advisor, the Sponsor, a Director or any Affiliate thereof may only purchase Investments from the Company if a majority of Directors determine that the transaction is fair and reasonable to the Company.

SECTION 9.3    OTHER TRANSACTIONS.

(i)          Except as provided below, the Company shall not engage in any other transaction with the Sponsor, a Director, the Advisor or any Affiliates thereof unless a majority of the Directors approve such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

(ii)         The Company shall not make loans to or receives loans from the Sponsor, the Advisor, a Director or any Affiliates thereof except Mortgages and loans pursuant to any policies established by Board from time to time to be set forth in an Offering Statement or loans to wholly owned subsidiaries of the Company.

(iii)        The Company may enter into Joint Ventures with the Sponsor, the Advisor, a Director and any Affiliates thereof, provided that (a) a majority of Directors approves the transaction as being fair and reasonable to the Company and (b) the investment by the Company is on substantially the same terms as those received by other joint venturers.

SECTION 9.4     CONFLICT RESOLUTION PROCEDURES.

(a)          Before the Advisor may take advantage of an investment opportunity for its own account or recommend it to others, the Advisor is obligated to present such opportunity to the Company if (i) such opportunity is compatible with the Company’s investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Company, and (iii) the Company has the financial resources to take advantage of such opportunity.

(b)          If an investment opportunity becomes available that is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated for which both entities have sufficient uninvested funds, and the requirements of Section 9.4(a) have been satisfied, then the entity that has had uninvested funds for the longest period of time will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the origination or acquisition both on diversification of each entity’s investments, the policy of each entity relating to leverage, the anticipated cash flow of each entity, the income tax effects of the origination or acquisition to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the origination or acquisition, causes any such investment, in the opinion of the Board and the Advisor, to be more appropriate for an entity other than the entity that committed to make the investment, then the Advisor may determine that the other entity affiliated with the Advisor or its Affiliates will make the investment. The Board will seek to ensure that the method used by the Advisor for the allocation of investment opportunities among two or more affiliated programs seeking to originate or acquire similar types of Investments is applied fairly to the Company.

SECTION 9.5    VOTING LIMITATIONS ON SHARES HELD BY THE ADVISOR, DIRECTORS AND AFFILIATES. With respect to shares of stock owned by the Advisor, any Director or any of their Affiliates, neither the Advisor, nor such Director(s), nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, such Director(s) or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, such Director(s) and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.

ARTICLE X.

EXTRAORDINARY ACTIONS

  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE XI.

TENDER OFFERS

If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all the provisions of Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent (5%) of the outstanding shares of the stock of the Company; provided, however, that unless otherwise required by the Exchange Act, such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least 10 business days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions of Regulation 14D (such tender offer, a “Non-Compliant Tender Offer”) shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Article XI, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Article XI shall be of no force or effect with respect to any Shares that are then listed on a national securities exchange.

ARTICLE XII.
LIABILITY OF STOCKHOLDERS, DIRECTORS AND OFFICERS

SECTION 12.1   LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of being a Stockholder.

SECTION 12.2    LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION.

(a)       To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b)       The Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Company or, (ii) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in that capacity. The Company shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company.

SECTION 12.3    EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent of the Company liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE XIII.
AMENDMENTS

The Company reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any outstanding Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

THIRD: The amendment and restatement of the charter as herein set forth have been duly advised by the Board of Directors and approved by the stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Company’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Company and the names of the directors currently in office are as set forth in Section 6.1 of Article VI of the foregoing amendment and restatement of the charter.

SEVENTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Hamilton National Income Trust, Inc. has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, and attested by its Secretary, on this 8th day of February, 2016.

ATTEST:		COMPANY:

By:	/s/ Joseph E. Teichman	By:	/s/ Mitchell C. Hochberg
Name:	Joseph E. Teichman	Name:	Mitchell C. Hochberg
Title:	Secretary	Title:	President

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